Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

This Second Amendment to Revolving Credit Agreement (this “Amendment”) is entered into as of February 29, 2008 (the “Effective Date”) by and among Richardson Electronics, Ltd., a Delaware corporation, Richardson Electronics Limited, an English limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company, Richardson Electronics Pte Ltd, a company organized under the laws of Singapore, Richardson Electronics Pty Limited, a company organized under the laws of New South Wales, Australia, the lenders party hereto (each, a “Lender” and collectively, the “Lenders”) and JP Morgan Bank, N.A., a national banking association as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Revolving Credit Agreement dated as of July 27, 2007 (as amended or modified from time to time, the foregoing being referred to as the “Agreement”);

WHEREAS, the Borrowers, the Lenders and the Agent desire to amend the Agreement in certain respects on terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) Section 1.1 of the Agreement is hereby amended to delete in their entirety the definitions of “Identified Charges,” “Leverage Ratio,” “Euro Subfacility Limit” and “Singapore Subfacility Limit” contained therein and to replace said definitions as follows:

“‘Identified Charges’ shall mean (i) severance and restructuring charges related to consolidation of operations by means of creation of an inventory hub, in each case incurred by the US-Borrower and its Subsidiaries and incurred solely in the fiscal quarter ended June 2, 2007 and not exceeding the sum of Two Million Dollars ($2,000,000) in aggregate in respect of such quarter; (ii) severance charges up to the following amounts in respect of fiscal quarters ended at the following dates: (x) December 1, 2007: Eight Hundred Thousand Dollars ($800,000); (y) March 1, 2008: One Million Three Hundred Thousand Dollars ($1,300,000) that is part of the US-Borrower’s Display Systems Group (“DSG”) restructuring; and (z) May 31, 2008: One Million Dollars ($1,000,000); and (iii) inventory write downs up to Two Million Seven Hundred Thousand Dollars ($2,700,000) incurred in the fiscal quarter ended

March 1, 2008, primarily related to the restructuring of DSG; in each case expressed in a Dollar Amount as classified and determined under Agreement Accounting Principles.”

“‘Leverage Ratio’ means, as of any date of calculation, the quotient of (i) Senior Funded Debt outstanding on such date, over (ii) Adjusted EBITDA calculated for the US-Borrower and its consolidated Subsidiaries for the period of the trailing four consecutive fiscal quarters ending on or most recently ended prior to such date of determination; provided, that with respect to the fiscal quarter ended June 2, 2007, December 1, 2007, March 1, 2008 and May 31, 2008 there shall be added to Adjusted EBITDA the relevant Identified Charges.”

“‘Euro Subfacility Limit’ means the Dollar Amount of Twenty Million Dollars ($20,000,000).

“‘Singapore Subfacility Limit’ means the Dollar Amount of Twenty Million Dollars ($20,000,000).

(b) Section 1.1 is further amended to insert the following new definitions in the appropriate alphabetical sequence:

“‘Combined Euro/Singapore Subfacility Limit’ means the Dollar Amount of Twenty Five Million Dollars ($25,000,000).”

(c) Section 2.1 is deleted in its entirety and replaced as follows:

“2.1 Commitments; Credit Facilities. Subject to the limitations set forth in the next sentence, from and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances, to the extent of such Lender’s Commitment, to the applicable Borrowers. Each Lender agrees, on the terms and conditions set forth herein to make Advances to any Borrower in the applicable Agreed Currency from time to time in amounts not to exceed in the aggregate at any one time outstanding its Commitment, provided that (i) the Aggregate Total Outstandings under the Euro Subfacility shall at no time exceed the Euro Subfacility Limit, (ii) the Aggregate Total Outstandings under the Singapore Subfacility shall at no time exceed the Singapore Subfacility Limit, (iii) the combined Aggregate Total Outstandings under the Euro Subfacility and the Singapore Subfacility shall at no time exceed the Combined Euro/Singapore Subfacility Limit and (iv) the Aggregate Total Outstandings shall at no time exceed the lesser of (x) the the Borrowing Base and (y) the Aggregate Commitment. Subject to the terms of this Agreement, any Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.”

(d) Annex A to the Credit Agreement is deleted in its entirety and replaced with Annex A attached hereto and made a part hereof.

3. Effectiveness. This Amendment shall become effective when the Administrative Agent has received all of the following acknowledged to be satisfactory by the Administrative Agent:

(a) This Amendment, executed by the requisite signatories;

(b) A certificate, signed by the chief executive officer of Richardson Electronics, Ltd. substantially in the form of Exhibit I attached hereto and made a part hereof, stating that on the Effective Date (after giving effect to this Amendment) no Default or Unmatured Default has occurred and is continuing and further certifying that the representations and warranties contained in Article 5 of the Agreement are true and correct on and as of the Effective Date;

(c) The representations and warranties contained in Section 4 of this Amendment shall be true and correct in all material respects; and

(d) Such other documents, instruments or approvals (and, if requested by the Administrative Agent, certified duplicates of executed copies thereof) as the Administrative Agent may reasonably request.

4. Representations and Warranties. Each Borrower represents and warrants to the Lenders and the Administrative Agent (which representations and warranties shall become part of the representations and warranties made by such Borrower under the Agreement) that:

(a) The execution, delivery and performance of this Amendment has been duly authorized by all necessary action and will not require any consent or approval of any person or entity, violate in any material respect any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected;

(b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of any Borrower is required on the part of such Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated thereby and the execution, delivery and performance of this Amendment and the transactions contemplated hereby will not violate the terms of any contract or agreement to which such Borrower is a party;

(c) The Agreement, as amended hereby, is the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with the terms thereof;

(d) The most recent financial statements of each Borrower delivered to the Lenders are complete and accurate in all material respects and present fairly the financial condition of such Borrowers as of such date in accordance with generally accepted accounting principles. There has been no adverse material change in the condition of the business, properties, operations or condition, financial or otherwise, of any Borrower since the date of such financial statements which has or could reasonably be expected to have a Material Adverse Effect in respect of the US-Borrower or its Subsidiaries; and

(e) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred or exists under the Agreement as of the Effective Date hereof.

5. Acknowledgement and Reaffirmation; No Waiver. Each Borrower hereby ratifies and affirms all of the obligations and undertakings contained in the Agreement and the Agreement remains in full force and effect in accordance with its terms. Each Borrower and each Guarantor hereby acknowledges, agrees and affirms that each document and instrument securing or supporting the obligations and indebtedness owing to the Lenders and Administrative Agent prior to the date of this Amendment remains in full force and effect in accordance with its terms, and that such security and support remains in full force effect as to all obligations under the Agreement.

6. Expenses. The Borrowers jointly and severally agree to pay and save the Lenders and Administrative Agent harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees and expenses of Baker & McKenzie LLP, counsel to the Administrative Agent and certain of the Lenders, in connection with the preparation and review of this Amendment and any related documents.

7. Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois.

8. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

RICHARDSON ELECTRONICS, LTD.

/s/ Edward J. Richardson
By:	Edward J. Richardson
Title:	Chairman, CEO and President

RICHARDSON ELECTRONICS LIMITED

/s/ Thomas G. Harbrecht
By:	Thomas Harbrecht
Title:	Director

RICHARDSON ELECTRONICS BENELUX B.V.

/s/ Thomas G. Harbrecht
By:	Thomas Harbrecht
Title:	Managing Director A

RICHARDSON ELECTRONICS PTE LTD

/s/ Thomas G. Harbrecht
By:	Thomas Harbrecht
Title:	Director

RICHARDSON ELECTRONICS PTY LIMITED

/s/ Thomas G. Harbrecht
By:	Thomas Harbrecht
Title:	Director

40 W267 Keslinger Road
P.O. Box 393
LaFox, Illinois 60147-0393
Attention: Michelle Perricone
Tel: 630-208-2200
Fax: 630-208-2950

GUARANTOR

THE UNDERSIGNED, EACH A GUARANTOR OF THE OBLIGATIONS UNDER THE AGREEMENT, BEING FAMILIAR WITH THE TERMS OF THE FOREGOING AMENDMENT, HEREBY RATIFIES AND REAFFIRMS ALL SUCH OBLIGATIONS, IN EACH CASE AS SET FORTH IN THOSE CERTAIN GUARANTIES, DATED JULY 27, 2007

RICHARDSON ELECTRONICS, LTD.

/s/ Edward J. Richardson
By:	Edward J. Richardson
Title:	Chairman, CEO and President

RICHARDSON INTERNATIONAL, INC.

/s/ Edward J. Richardson
By:	Edward J. Richardson
Title:	President

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,

/s/ Michelle Otten
By:	Michelle Otten
Title:	Assistant Vice President

LENDERS:

JPMORGAN CHASE BANK, N.A.,

/s/ Michelle Otten
By:	Michelle Otten
Title:	Assistant Vice President

JP MORGAN EUROPE LIMITED

/s/ Paul Hogan
By:	Paul Hogan
Title:	Vice President

JP MORGAN CHASE BANK, N.A. London Branch, as Overdraft Lender

/s/ Paul Hogan
By:	Paul Hogan
Title:	Vice President

JPMORGAN CHASE BANK, N.A., through its Singapore Branch

/s/ Ruth Lee
By:	Ruth Lee
Title:	Assistant Vice President

EXHIBIT I

OFFICER’S CERTIFICATE

This Certificate is delivered to JPMorgan Chase Bank, N.A., as Administrative Agent by Richardson Electronics, Ltd., pursuant to that certain Revolving Credit Agreement, dated as of July 27, 2007 among the Borrowers named therein, the Lenders set forth on the signature pages thereto and the Administrative Agent identified therein (as amended or modified from time to time, the “Credit Agreement”). All capitalized terms used herein but not defined shall have the respective meanings ascribed thereto in the Credit Agreement. The undersigned, in his capacity as chief executive officer of Richardson Electronics, Ltd., hereby certifies to the Administrative Agent and the Lenders that on the date hereof no Default or Unmatured Default has occurred and is continuing and that all the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the date hereof.

This Certificate is delivered as of February 29, 2008.

By:	/s/ Kathleen S. Dvorak
Kathleen S. Dvorak
Executive VP & CFO

ANNEX A

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status
Eurocurrency Rate	1.00%	1.25%	1.50%
Commitment Fee	.25%	.25%	.25%
Floating Rate	0.00%	0.00%	0.00%
SIBOR Rate	1.00%	1.25%	1.50%
Standby Letter of Credit Fee	1.00%	1.25%	1.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the US-Borrower delivered by the US-Borrower pursuant to this Agreement.

“Level I Status” exists at any date if, in any fiscal quarter of the US-Borrower referred to in the most recent Financials, the average Leverage Ratio is less than or equal to 1.0 to 1.00.

“Level II Status” exists at any date if, in any fiscal quarter of the US-Borrower referred to in the most recent Financials, (i) the US-Borrower has not qualified for Level I Status and (ii) the average Leverage Ratio is less than or equal to 1.5 or 1.00.

“Level III Status” exists at any date if, in any fiscal quarter of the US-Borrower referred to in the most recent Financials, (i) the US-Borrower has not qualified for Level I Status or Level II Status and (ii) the average Leverage Ratio is less than or equal to 2.0 to 1.0.

“Status” means, at any date of determination, whichever of Level I Status, Level II Status, or Level III Status.

The Applicable Margin set forth above shall be subject to adjustment (upwards or downwards, as appropriate) based on the US-Borrower’s Status as at the end of each fiscal quarter in accordance with the table set forth above and computed with reference to the average Leverage Ratio during any such fiscal quarter and shall take effect upon delivery to the Administrative Agent of Financials for the US-Borrower and its Subsidiaries in respect of the fiscal quarter ended March 1, 2008. Prior to such delivery, the Applicable Margin shall be computed under the methods in effect prior to the effectiveness of the Second Amendment to Revolving Credit Agreement, dated February 29, 2008. Notwithstanding the foregoing, the Applicable Margin shall at all times be set at Level III until delivery to the Administrative Agent of Financials in respect of the US-Borrower’s fiscal quarter ended on or about May 31, 2008; at such time and at all measurement points thereafter, the Applicable Margin shall be determined in accordance with the foregoing table. The US-Borrower’s Status as at the last day of each fiscal quarter (which shall be used to compute the average Leverage Ratio) shall be determined from the then most recent Financials. The numerator upon which the average Leverage Ratio will be calculated shall be based on the sum of daily outstandings for all Loans and Letters of Credit under the Agreement divided by the total number of days in the applicable quarter. The Leverage Ratio shall be computed by dividing such numerator by Adjusted EBITDA calculated for the US-Borrower and its Subsidiaries for the period of the trailing four consecutive fiscal quarters ending on or most recently ended prior to any date of determination. Any adjustment shall be effective commencing five (5) Business Days after the delivery to the Lenders of such Financials. In the event that the US-Borrower shall at any time fail to furnish to the Lenders such Financials (together with a Compliance Certificate) within the time limitations specified by this Agreement, then the maximum Applicable Margin shall apply from the date of such failure until the fifth (5th) Business Day after such Financials (and accompanying Compliance Certificate) are so delivered.